As filed with the Securities and Exchange Commission on October 18, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Universal Technical Institute, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-0226984
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
16220 North Scottsdale Road, Suite 500 Scottsdale, Arizona 85254 Tel: (623) 445-9500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Troy R. Anderson Executive Vice President and Chief Financial Officer Universal Technical Institute, Inc. 16220 North Scottsdale Road, Suite 500 Scottsdale, Arizona 85254 Tel: (623) 445-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to: David P. Lewis Kevin E. Criddle DLA Piper LLP (US) 2525 E. Camelback Road, Suite 1000 Phoenix, Arizona 85016 Tel: (480) 606-5100
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer          ☐                Accelerated filer              ☑
Non-accelerated filer          ☐                 Smaller reporting company      ☐
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(5)
Common Stock, $0.0001 par value per share	3,601,724(3)	$5.28	$19,017,102.72	$2,468.42
Common Stock issuable upon the conversion of Series A Convertible Preferred Stock	21,021,021(4)	$5.28	$110,990,990.88	$14,406.63
Total	24,622,745	$5.28	$130,008,093.60	$16,875.05

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock being registered hereunder includes such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sales prices of our Common Stock of $5.28 per share as of October 11, 2019 as reported on the New York Stock Exchange, pursuant to Rule 457(c) under the Securities Act.

(3)	Consists of 3,601,724 shares of Common Stock currently owned by the selling stockholders.
(4)
Consists of an estimated 21,021,021 shares of Common Stock that may be issued to the selling stockholders upon the conversion of an aggregate of 700,000 shares of Series A Convertible Preferred Stock at a rate of approximately 30.03 shares of Common Stock for each share of Series A Convertible Preferred Stock.

(5)	Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001298.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 18, 2019
PRELIMINARY PROSPECTUS
UNIVERSAL TECHNICAL INSTITUTE, INC.
3,601,724 Shares of Common Stock
21,021,021 Shares of Common Stock issuable upon the conversion of Series A Convertible Preferred Stock
This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 24,622,745 shares of our common stock, par value $0.0001 per share (“Common Stock”), which consists of 3,601,724 shares of our Common Stock currently owned by the selling stockholders and 21,021,021 shares of our Common Stock that may be issued to the selling stockholders upon the conversion of an aggregate of 700,000 shares of our Series A Convertible Preferred Stock at a rate of approximately 30.03 shares of Common Stock for each share of Series A Convertible Preferred Stock. Our registration of the Common Stock covered by this prospectus does not require the selling stockholders to offer or sell any of their shares.
We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares. We are paying the cost of registering the shares of Common Stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for any underwriting discounts, selling commissions and brokerage fees related to the offer and sale of their shares.
Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution.”
Our Common Stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “UTI”. On October 11, 2019, the closing sales price of our Common Stock as reported on the NYSE was $5.35 per share.
_________________
Investing in our Common Stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 4 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission (“SEC”) that is incorporated by reference herein.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 18, 2019.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the Common Stock described in this prospectus.
We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our Common Stock. Our business, financial condition and results of operations may have changed since those dates.
To the extent appropriate, we and the selling stockholders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.”
Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of Common Stock beneficially owned by the selling stockholders, including in connection with the conversion of the Series A Convertible Preferred Stock. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.
Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Universal,” “UTI,” the “Company” and similar designations refer to Universal Technical Institute, Inc. and its consolidated subsidiaries. We own or have rights to trademarks or tradenames that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus or any accompanying prospectus supplement belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

ii

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.
We discuss many of these risks in greater detail under “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.
Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

iii

SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.
The Company

We are the leading provider of postsecondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians, as well as welders and CNC machining technicians, as measured by total average full-time enrollment and graduates. We offer certificate, diploma or degree programs at 13 campuses across the United States under the banner of several well-known brands, including Universal Technical Institute, Motorcycle Mechanics Institute and Marine Mechanics Institute and NASCAR Technical Institute. Additionally, we offer manufacturer specific advanced training programs, including student-paid electives, at our campuses and manufacturer or dealer sponsored training at certain campuses and dedicated training centers. We have provided technical education for 54 years.
Corporate Information

We are a Delaware corporation with principal executive offices located at 16220 North Scottsdale Road, Suite 500, Scottsdale, Arizona 85254. Our telephone number is (623) 445-9500 and our web site is www.uti.edu. The information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

OFFERING SUMMARY

Issuer	Universal Technical Institute, Inc.
Selling stockholders	Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P., Coliseum Holdings I, LLC, and Blackwell Partners LLC — Series A. See “Selling Stockholders”.
Common Stock offered by the selling stockholders
Up to 24,622,745 shares of Common Stock, which consists of 3,601,724 shares of Common Stock currently owned by the selling stockholders and 21,021,021 shares of Common Stock that may be issued to the selling stockholders upon the conversion of an aggregate of 700,000 shares of Series A Convertible Preferred Stock at a rate of approximately 30.03 shares of Common Stock for each share of Series A Convertible Preferred Stock. See “Selling Stockholders” and “— Limitations on Conversion and Voting of Series A Convertible Preferred Stock” below.

Common Stock outstanding	25,633,933 shares as of September 30, 2019, which includes the 3,601,724 shares of Common Stock currently owned by the selling stockholders.
Use of proceeds	We will not receive any proceeds from the sale of our Common Stock by the selling stockholders pursuant to this prospectus. See “Use of Proceeds” and “Selling Stockholders”.
NYSE listing	Our Common Stock is listed on the NYSE under the symbol “UTI”.
Risk factors
Investing in our securities involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our Common Stock, you should carefully review and consider the “Risk Factors” section of this prospectus, as well as the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement.

The number of shares of Common Stock outstanding as of September 30, 2019 does not reflect: (i) up to 21,021,021 shares of Common Stock owned by the selling stockholders that, subject to the Conversion Cap (as defined below), may be issued upon the conversion of 700,000 outstanding shares of Series A Convertible Preferred Stock; (ii) stock options and other awards relating to 368,705 shares of Common Stock outstanding under our 2003 Incentive Compensation Plan, as amended on March 1, 2017 (the “2003 Plan”) and (iii) 2,353,653 shares of Common Stock reserved for future issuance under the 2003 Plan.
Limitations on Conversion and Voting of Series A Convertible Preferred Stock
The conversion of our Series A Convertible Preferred Stock into Common Stock is subject to important limitations set forth in the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”). The Certificate of Designations provides that prior to the receipt of Regulatory Approval (as defined below), the Series A Convertible Preferred Stock may only be converted to the extent that the amount of shares of Common Stock issued pursuant to such conversion, in the aggregate, is less than or equal to four and ninety-nine one-hundredths percent (4.99%) of the shares of Common Stock outstanding at the close of business on June 24, 2016 (the “Conversion Cap”). The Series A Convertible Preferred Stock is entitled to vote with the holders of Common Stock (and any other class or series similarly entitled to vote with the holders of Common Stock) and not as a separate class, at any annual or special meeting of stockholders; provided, however, that, prior to the receipt of Regulatory Approval, the voting power of the Series A Convertible Preferred Stock and any Common Stock issued upon conversion of the Series A Convertible Preferred Stock may not exceed four and ninety-nine one-hundredths percent (4.99%) of the aggregate voting power of all voting stock outstanding on June 24, 2016 (the “Voting Cap”). The Certificate of Designations defines “Regulatory Approval” as (i) the approvals by the holders of Common Stock that are required under the listing standards of the NYSE, including NYSE Listed Company Manual Section 312.03, and (ii) the approval of any person, entity, or organization that engages in granting or withholding educational approvals for, administers financial assistance to or for students of, or otherwise regulates private postsecondary schools, including without limitation the Department of Education, any state education department or agency, any guaranty agency, and any institutional accreditation agency, in each case, as applicable, to remove the Voting Cap and the Conversion Cap (collectively, the “Regulatory Approval”).
As of June 24, 2016, we had 24,553,644 shares of Common Stock outstanding, resulting in a Conversion Cap and a Voting Cap equal to 1,225,226 shares of Common Stock without Regulatory Approval. Accordingly, while we are registering up to 21,021,021 shares of Common Stock pursuant to this prospectus that may be issued upon the conversion of outstanding shares of Series A Convertible Preferred Stock, until we obtain Regulatory Approval, the selling stockholders’ ability to (i) convert shares of Series A Convertible Preferred Stock into Common Stock or (ii) vote shares of Series A Convertible Preferred Stock is limited to 1,225,226 shares of Common Stock pursuant to the Conversion Cap and the Voting Cap, each as set forth in the Certificate of Designations. As of October 18, 2019, we have not received a request from any selling stockholder to convert shares of Series A Convertible Preferred Stock into Common Stock, including the 1,225,226 shares that are available to convert at their option under the Conversion Cap without Regulatory Approval.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of shares of our Common Stock held by the selling stockholders pursuant to this prospectus. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our Common Stock to be sold by the selling stockholders pursuant to this prospectus. The selling stockholders are responsible for any underwriting discounts or selling commissions and brokerage fees related to the offer and sale of their shares. See “Selling Stockholders”.

SELLING STOCKHOLDERS
The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. As a result, we cannot estimate the number of shares of Common Stock each of the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, each of the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of Common Stock since the date on which it provided information for this table. See “Offering Summary - Limitations on Conversion and Voting of Series A Convertible Preferred Stock”.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.
The information in the table below and the footnotes thereto regarding shares of Common Stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned prior to and after the offering is based on 25,633,933 shares of Common Stock outstanding as of September 30, 2019. This information has been obtained from the selling stockholders or in Schedule 13D and other public documents filed with the SEC.

Name and Address(1)	Number of Shares of Common Stock Beneficially Owned Prior to This Offering(2)	Percentage of Common Stock Beneficially Owned Prior to This Offering(2)	Number of Shares of Common Stock That May Be Sold in This Offering	Number of Shares of Common Stock Beneficially Owned After This Offering(3)	Percentage of Common Stock Beneficially Owned After This Offering
Coliseum Capital Partners, L.P.(4)	3,393,048	12.6%	2,167,822	—	—
Coliseum Capital Partners II, L.P.(5)	1,799,635	6.7%	574,409	—	—
Blackwell Partners LLC — Series A(6)	2,084,719	7.8%	859,493	—	—
Coliseum Holdings I, LLC(7)	1,225,226	4.6%	21,021,021	—	—
______________________________
(1)
The address for the persons and entities listed in the table is 105 Rowayton Avenue, Rowayton, Connecticut 06853. If required, information about other selling stockholders, any future transferees, pledgees, donees or successors of the selling stockholders named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part. Additionally, to the extent required, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in this prospectus.

(2)
Ultimate voting and dispositive power over the securities held by each of the selling stockholders is shared by Christopher Shackelton and Adam Gray. Messrs. Shackelton and Gray are the managers of Coliseum Capital Management, LLC (“CCM”), which is the investment adviser to each of Coliseum Capital Partners, L.P. (“CCP”) and Coliseum Capital Partners II, L.P. (“CCPII”). Blackwell Partners LLC - Series A is a separate account investment advisory client of CCM (the “Separate Account”). Coliseum Holdings I, LLC (“CH1”) is owned 49.9% by CCP, 13.9% by CCPII, 18.8% by the Separate Account and 17.4% by another affiliate of CCM.

(3)	Assumes the sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling stockholders.
(4)
Consists of (i) 2,167,822 shares of Common Stock currently owned by CCP and (ii) the equivalent of 1,225,226 shares of Common Stock that could be (a) voted with respect to Series A Convertible Preferred Stock in compliance with the Voting Cap without Regulatory Approval, or (b) obtained upon conversion of Series A Convertible Preferred Stock in compliance with the Conversion Cap without Regulatory Approval. Does not include 9,264,263 shares of Common Stock (or the voting equivalent thereof) that may only be obtained upon conversion of Series A Convertible Preferred Stock and/or voted pursuant to the as-converted voting provisions of the Series A Convertible Preferred Stock once Regulatory Approval is obtained. All shares of Series A Convertible Preferred Stock indirectly owned by CCP are held directly by CH1.

(5)
Consists of (i) 574,409 shares of Common Stock currently owned by CCPII and (ii) the equivalent of 1,225,226 shares of Common Stock that could be (a) voted with respect to Series A Convertible Preferred Stock in compliance with the Voting Cap without Regulatory Approval, or (b) obtained upon conversion of the Series A Convertible Preferred Stock in compliance with the Conversion Cap without Regulatory Approval. Does not include 1,694,894 shares of Common Stock (or the voting equivalent thereof) that may only be obtained upon conversion of Series A Convertible Preferred Stock and/or voted pursuant to the as-converted voting provisions of the Series A Convertible Preferred Stock once Regulatory Approval is obtained. All shares of Series A Convertible Preferred Stock indirectly owned by CCPII are held directly by CH1.

(6)
Consists of (i) 859,493 shares of Common Stock currently owned by the Separate Account and (ii) the equivalent of 1,225,226 shares of Common Stock that could be (a) voted with respect to Series A Convertible Preferred Stock in compliance with the Voting Cap without Regulatory Approval, or (b) obtained upon conversion of the Series A Convertible Preferred Stock in compliance with the Conversion Cap without Regulatory Approval. Does not include 2,718,318 shares of Common Stock (or the voting equivalent thereof) that may only be obtained upon conversion of Series A Convertible Preferred Stock and/or voted pursuant to the as-converted voting provisions of the Series A Convertible Preferred Stock once Regulatory Approval is obtained. All shares of Series A Convertible Preferred Stock indirectly owned by the Separate Account are held directly by CH1.

(7)
Consists of the equivalent of 1,225,226 shares of Common Stock that could be (i) voted with respect to Series A Convertible Preferred Stock in compliance with the Voting Cap without Regulatory Approval or (ii) obtained upon conversion of the Series A Convertible Preferred Stock in compliance with the Conversion Cap without Regulatory Approval. CH1 directly owns 700,000 shares of Series A Convertible Preferred Stock. Does not include 19,795,795 shares of Common Stock (or the voting equivalent thereof) that may only be obtained upon conversion of Series A Convertible Preferred Stock and/or voted pursuant to the as-converted voting provisions of the Series A Convertible Preferred Stock once Regulatory Approval is obtained. CH1 is a special purpose vehicle, which directly holds shares of Series A Convertible Preferred Stock owned by its owners, which, as described in footnote (3) above, include CCP, CCPII and the Separate Account. Once Regulatory Approval is obtained, the 700,000 shares of Series A Convertible Preferred Stock held by CH1 may be converted into 21,021,021 shares of Common Stock, which are being offered for resale by CH1 pursuant to this prospectus.

PLAN OF DISTRIBUTION

General

We are registering the resale by the selling stockholders of up to 24,622,745 shares of Common Stock, which consists of 3,601,724 shares of Common Stock currently owned by the selling stockholders and 21,021,021 shares of Common Stock that, subject to the Conversion Cap, may be issued to the selling stockholders upon the conversion of an aggregate of 700,000 shares of our Series A Convertible Preferred Stock at a rate of approximately 30.03 shares of Common Stock for each share of Series A Convertible Preferred Stock. The selling stockholders may offer and sell, from time to time, their respective shares of Common Stock covered by this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares of our Common Stock covered by this prospectus using one or more of the following methods:

•	through underwriters in a public offering;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	share lending or other transactions that require delivery of shares of Common Stock to an underwriter, broker or dealer for resale;

•	in options transactions;

•	delayed delivery arrangements;

•
through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	an over-the-counter distribution in accordance with the rules of the New York Stock Exchange;

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	through the distribution by any of the selling stockholders to their partners, employees or members; and

•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement or post-effective amendment to the registration statement relating to a particular offering of our Common Stock by the selling stockholders may include the following information to the extent required by law:

•	the amounts to be sold by the selling stockholders;

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any other information that may be important.

The selling stockholders may offer the securities covered by this prospectus to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our Common Stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price, at varying prices determined at the time of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with any such underwritten sale of our securities, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Common Stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.
Sales through an underwriter or dealer may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

If the selling stockholders use an underwriter or underwriters to effectuate the sale of our securities, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement or post-effective amendment to the registration statement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of Common Stock or a post-effective amendment to the registration statement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.
In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated immediately prior to the sale. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement or post-effective amendment to the registration statement, if required.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
The selling stockholders may also sell securities covered by this prospectus from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement or post-effective amendment to the registration statement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement or post-effective amendment.
The selling stockholders may sell shares of our Common Stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the selling stockholders’ securities or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If any of the selling stockholders are deemed an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling stockholders.
Certain of the underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they will receive ordinary compensation.

We are not aware of any plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of our securities by the selling stockholders. We cannot assure you that the selling stockholders will sell any or all of the shares of our Common Stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the securities by other means not described in this prospectus. Moreover, the securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
From time to time, the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities they own. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure, be deemed to be the selling stockholder. The number of the selling stockholders’ securities offered under this prospectus will decrease as and when they take such actions. The plan of distribution for those selling stockholders’ securities will otherwise remain unchanged. In addition, the selling stockholders may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with the selling stockholders, including, without limitation, in connection with distributions of the securities by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.
The selling stockholders may elect to make a pro rata in-kind distribution of the securities to their partners or members. In such event, we may file a prospectus supplement or post-effective amendment to the extent required by law in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
In connection with derivative transactions or privately negotiated transactions with third parties and if the applicable prospectus supplement or post-effective amendment indicates, third parties may sell securities covered by this prospectus (as supplemented or amended to reflect such transaction), including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus (as supplemented or amended to reflect such transaction). In addition, the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the securities of the selling stockholders or in connection with a concurrent offering of other securities.

The securities may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The selling stockholders may also sell securities pursuant to Section 4(a)(7) of the Securities Act or Rule 144 under the Securities Act, or other exemption from registration under the Securities Act, rather than this prospectus, in each case if such exemption is available.
We have agreed with the selling stockholders to, among other things, take such actions as may be necessary to keep the registration statement to which this prospectus relates effective until the earlier of (A) the date on which the selling stockholders may sell all of the securities covered by such registration statement pursuant to Rule 144 under the Securities Act without limitation, restriction or condition thereunder, and (B) the date on which all of such securities have been disposed of by the selling stockholders.
Indemnification

We and the selling stockholders may enter into agreements under which underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us and/or the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale of shares of our securities, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with an offering (that is, if they sell more shares than are set forth on the cover page of the applicable prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing shares in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby has been passed upon for us by DLA Piper LLP (US), Phoenix, Arizona.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2018, and the effectiveness of Universal Technical Institute, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus (other than information that is furnished and not deemed filed under the Exchange Act).
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on November 30, 2018;

•
Our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2018 (filed with the SEC on February 5, 2019), March 31, 2019 (filed with the SEC on May 10, 2019), and June 30, 2019 (filed with the SEC on August 9, 2019);

•	Our Proxy Statement on Schedule 14A, filed with the SEC on January 14, 2019;

•	Our Current Reports on Form 8-K, filed with the SEC on October 23, 2018, January 14, 2019, February 19, 2019, March 1, 2019, July 29, 2019, September 5, 2019, September 24, 2019; and

•	The description of our Common Stock, par value $0.0001 per share, from our Form S-1, File No. 333-109430, filed with the SEC on October 3, 2003.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
The documents incorporated by reference into this prospectus are also available on our corporate website at http:// www.uti.edu under the heading “Investor Relations”. Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this report unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:
16220 North Scottsdale Road, Suite 500
Scottsdale, Arizona 85254
(623) 445-9500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.uti.edu. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is www.sec.gov.
Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

3,601,724 Shares of Common Stock

21,021,021 Shares of Common Stock issuable upon the conversion of Series A Convertible Preferred Stock

October 18, 2019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the offering of the securities being registered, all of which will be paid by us (except any underwriting discounts or selling commissions and brokerage fees related to the offer and sale of their shares).

SEC Registration Fee	$16,875.05
Printing Fees and Expenses	$ *
Accounting Fees and Expenses	$ *
Legal Fees and Expenses	$ *
Transfer Agent Fees and Expenses	$ *
Miscellaneous	$ *
Total	$ *

* Fees and expenses (other than the SEC registration fee) will depend on the number and nature of any offerings of securities made pursuant to this registration statement, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the distribution of securities being offered will be included in any applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or

•	for any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation provides that we shall, to the fullest extent permitted by Delaware General Corporation Law, indemnify all persons whom we may indemnify under Delaware law.
The indemnification provisions in our restated certificate of incorporation and second amended and restated bylaws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.
Item 16. Exhibits.

The Index to Exhibits immediately following this registration statement is hereby incorporated by reference.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (v)(ii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date of such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Universal Technical Institute, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Scottsdale, Arizona on October 18, 2019.
Date: October 18, 2019

UNIVERSAL TECHNICAL INSTITUTE, INC.

By: /s/ Kimberly J. McWaters
Kimberly J. McWaters
President and Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned, whose signature appears below, hereby constitutes and appoints Kimberly J. McWaters and Troy R. Anderson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant, Universal Technical Institute, Inc., in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date
/s/ Kimberly J. McWaters Kimberly J. McWaters	Director, President and Chief Executive Officer (Principal Executive Officer)	October 18, 2019

/s/ Troy R. Anderson Troy R. Anderson	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 18, 2019

/s/ Robert T. DeVincenzi Robert T. DeVincenzi	Chairman of the Board of Directors	October 18, 2019

/s/ David A. Blaszkiewicz David A. Blaszkiewicz	Director	October 18, 2019

/s/ Conrad A. Conrad Conrad A. Conrad	Director	October 18, 2019

/s/ William J. Lennox, Jr. William J. Lennox, Jr.	Director	October 18, 2019

/s/ Dr. Roderick Paige Dr. Roderick Paige	Director	October 18, 2019

Signature	Capacity in Which Signed	Date
/s/ Roger S. Penske Roger S. Penske	Director	October 18, 2019

/s/ Christopher S. Shackelton Christopher S. Shackelton	Director	October 18, 2019

/s/ Linda J. Srere Linda J. Srere	Director	October 18, 2019

/s/ Kenneth R. Trammell Kenneth R. Trammell	Director	October 18, 2019

/s/ John C. White John C. White	Director	October 18, 2019

INDEX TO EXHIBITS
The following exhibits are included or incorporated by reference in this registration statement on Form S-3 (certain documents have been previously filed with the SEC pursuant to the Exchange Act by Universal Technical Institute, Inc. (Commission File Number 001-31923)):

Exhibit Number	Description
1.1†	Form of Underwriting Agreement
3.1
Restated Certificate of Incorporation of Universal Technical Institute, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on December 23, 2004)

3.2	Amended and Restated Bylaws of Universal Technical Institute, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 30, 2016)
3.3
Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 24, 2016)

3.4
Certificate of Designations, Preferences and Rights of Series E Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 30, 2016)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment to Registration Statement on Form S-1 filed with the SEC on November 12, 2003)
4.2
Registration Rights Agreement dated December 16, 2003, by and among Universal Technical Institute, Inc. and certain stockholders signatory thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment to Registration Statement on Form S-1 filed with the SEC on November 12, 2003)

4.3
Registration Rights Agreement dated June 24, 2016, by and between Universal Technical Institute, Inc. and Coliseum Holdings I, LLC (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 24, 2016)

4.4
Rights Agreement dated as of June 29, 2016, by and between Universal Technical Institute, Inc. and Computershare Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 30, 2016)

4.5
Amendment to Rights Agreement dated February 21, 2017, by and between Universal Technical Institute, Inc. and Computershare Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 21, 2017)

5.1*	Opinion of DLA Piper LLP (US)
23.1*	Consent of Deloitte & Touche LLP
23.5*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 to the Registration Statement)
24.1*	Powers of Attorney (included on the signature page of the Registration Statement)
______________
†    To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated by reference.

*    Filed herewith.